Exhibit 99.1

Berkshire Hills Reports 13% Increase in Fourth Quarter Core EPS; Dividend Increased; Annual Meeting Date Set

PITTSFIELD, MASS, January 25, 2016 — Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported a 13% increase in fourth quarter core earnings per share to $0.54 in 2015 from $0.48 in 2014 . The earnings improvement was driven by 17% revenue growth produced by the Company’s expanded operations . Fourth quarter GAAP EPS increased to $0.52 from $0.46 . For the year, core earnings per share increased by 16% to $2.09 in 2015 from $1.80 in 2014, while GAAP EPS increased to $1.73 from $1.36 . GAAP results in all periods included net non-core charges primarily related to acquisitions and restructuring activities.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•     10% annualized increase in core revenue (8% annualized increase in GAAP revenue)

•              19% annualized increase in fee income

•              3.35% net interest margin

•              60.6% efficiency ratio

•              4% annualized loan growth

•              6% annualized deposit growth

•              0.29% non-performing assets/assets

•              0.25% net loan charge-offs/average loans

CEO Michael Daly stated, “We had a strong finish to the year, with ongoing organic growth and integration of our acquired operations . We exceeded our earnings expectations while also continuing to fortify our balance sheet structure . Our focus on revenue driven operating leverage boosted our profitability year-over-year and our balance sheet disciplines delivered further benefit in strong asset quality and improved capital metrics.”

“For the year, we recorded 18% revenue growth and built on the power of our franchise investment in several ways . We increased our market share in the middle of our footprint with the acquisition and integration of Hampden Bancorp in our Hartford/Springfield market . Our teams continued to develop our market presence in Eastern Massachusetts and the Boston area, while business lending was further diversified through expansion

BHLB — Berkshire Hills Bancorp	www.berkshirebank.com

into national equipment financing . Fee revenue grew significantly with the benefit of investment in market teams across our business lines, including SBA small business lending, wealth management, and our recruitment of an auto lending team.”

Mr. Daly concluded, “Business conditions are solid in our markets and we are moving forward on many fronts in delivering preferred solutions to our retail and commercial customers . Our board has approved a 5% increase in our shareholder dividend, which follows the 6% increase granted one year ago . I’m pleased with our continuing progress towards building a premier regional banking franchise and advancing towards our long term profitability objectives.”

DIVIDEND INCREASED

The Board of Directors voted to declare a cash dividend of $0.20 per share to shareholders of record at the close of business on February 11, 2016, payable on February 25, 2016 . This is a penny increase from $0.19 and the new dividend equates to a 2.8% annualized yield based on the $29.02 average closing price of Berkshire’s common stock during the fourth quarter.

ANNUAL MEETING DATE SET

The Board of Directors voted that the Annual Meeting of Shareholders shall be held on May 5, 2016 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 a.m. The date of March 10, 2016 was established as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

FINANCIAL CONDITION

Berkshire improved its balance sheet mix in the most recent quarter, and total assets measured $7.8 billion at year-end . Ongoing loan originations supported a portfolio remix contributing to current strategic objectives . Deposit generation funded loan growth and reduced borrowings, while capital and liquidity measures were further strengthened.

Total loans increased at a 4% annualized rate in the fourth quarter . For the year, total loans increased by 22%, including 8% annualized organic growth along with the benefit of the acquisitions of Hampden Bancorp and Firestone Financial . Berkshire has emphasized growth of its commercial and industrial loans which are often variable rate and tied to other commercial relationship products and services . These loans increased by 30% in 2015, including the benefit of acquired loans . Average deposits increased at a 13% annualized rate in the fourth quarter . For the year deposit growth totaled 20%, including 10% growth from acquired Hampden deposits . Demand deposit balances increased by 24% in 2015 and are a focus of relationship oriented business development in Berkshire’s retail and commercial banking markets.

Asset quality metrics remained favorable during the quarter . Annualized net loan charge-offs measured 0.25% of average loans and quarter-end non-performing assets measured 0.29% of total assets . The loan loss allowance increased by 10% in 2015 primarily as a result of the 8% organic loan growth; no allowance was initially recorded for the acquired Hampden and Firestone loans, which were recorded at fair value.

For the year 2015, shareholders’ equity increased by $178 million including $157 million related to the issuance of 5.6 million shares for the Hampden and Firestone acquisitions . Including the accretive benefit of the acquisitions, tangible common equity increased by $120 million . This contributed to an increase in the ratio of tangible equity to assets to 7.4% from 7.0% . Total equity similarly increased to 11.3% of assets from 10.9% . Tangible book value per share increased by $0.65, or 4%, to $17.84 and total book value per share improved by $0.48, or 2%, to $28.64.

RESULTS OF OPERATIONS

The fourth quarter core return on tangible equity increased year-over-year to 12.7% in 2015 from 12.0% in 2014 . Net non-core charges in both periods were primarily related to acquisition activity . GAAP return on equity improved to 7.3% from 6.5% in the above respective periods . The efficiency ratio improved to 60.6% from 62.5% due to revenue driven positive operating leverage.

Fourth quarter core earnings increased at a 9% annualized rate compared to the linked quarter, including the benefit of 8% annualized revenue growth driven by higher loans and deposits . The net interest margin decreased to 3.35% from 3.37%  . Net interest income includes purchased loan accretion which is largely comprised of recoveries on the resolution of impaired loans acquired in previous bank acquisitions . This accretion totaled $2.4 million in the most recent quarter, compared to $2.7 million in the linked quarter and $1.7 million in the fourth quarter of 2014 . Excluding this accretion, the net interest margin remained unchanged at 3.22% compared to the linked quarter and benefited from Berkshire’s loan portfolio mix strategies which offset the ongoing impact of low interest rates . Before accretion, yields on all major categories of loans increased over the prior quarter . Higher fourth quarter deposit costs reflected targeted promotions in support of the Company’s growth strategies . The 19% annualized increase in fee income was primarily due to higher loan related revenues including the benefit of increased commercial loan interest rate swap volume.

The fourth quarter $4.4 million loan loss provision was up slightly over the prior quarter, and contributed to growth in the allowance after absorbing net charge-offs . Core non-interest expense increased including Firestone operations but decreased slightly in relation to average assets . Full time equivalent staff totaled 1,221 positions at year-end.

Berkshire’s income tax rate on core income was 16% in the most recent quarter and 17% in the prior quarter . Berkshire’s income tax in both quarters benefited by $4.0 million from tax-advantaged commercial development projects including both tax credits and tax deductions on the $2.9 million investment amortization included as a charge against non-

interest income . Berkshire’s tax rate on GAAP income was 12% in the most recent quarter and further reflected the tax benefit related to non-core Hampden merger related charges recorded earlier in the year.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, January 26, 2016 to discuss the results for the quarter and provide guidance about expected future results . Participants are encouraged to pre-register for the conference call using the following link: dpregister.com/10078526 . Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email, with automatic scheduling as an event in their Outlook calendar . Participants may also reach the registration link and access the webcast by logging in through the investor section of our website at ir.berkshirebank.com. Those parties who wish to participate by telephone may participate at the above time by dialing 1-844-792-3726 and asking to join the Berkshire Hills Bancorp (BHLB) earnings call . Telephone participants should dial in a few minutes before the start of the call . A telephone replay of the call will be available through Friday, February 26, 2016 by dialing 877-344-7529 and entering access number 10078526. The webcast will be available on Berkshire’s website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®. Berkshire has $7.8 billion in assets and 93 full-service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”) . These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition . They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information . A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables . In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense . These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, losses recorded for hedge terminations, merger costs, restructuring costs, systems conversion costs, and out-of-period adjustments . Non-core adjustments are presented net of an adjustment for income tax expense . This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income . The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items . The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community . Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, and professional fees . Restructuring costs primarily consist of costs and losses associated with the disposition of assets and lease terminations . In 2015, the Company’s disclosures of organic growth of loans and deposits exclude balances acquired through the business combinations with Hampden Bancorp and Firestone Financial.

CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Vice President, Marketing Officer; 413-445-8390

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-1)

	December 31,	September 30,	December 31,
(In thousands)	2015	2015	2014
Assets
Cash and due from banks	$72,918	$50,716	$54,179
Short-term investments	30,644	42,855	17,575
Total cash and short-term investments	103,562	93,571	71,754

Trading security	14,189	14,587	14,909
Securities available for sale, at fair value	1,154,457	1,176,609	1,091,818
Securities held to maturity, at amortized cost	131,652	132,186	43,347
Federal Home Loan Bank stock and other restricted securities	71,018	73,069	55,720
Total securities	1,371,316	1,396,451	1,205,794

Loans held for sale, at fair value	13,191	25,472	19,493

Residential mortgages	1,815,035	1,769,271	1,496,204
Commercial real estate	2,059,767	2,021,300	1,611,567
Commercial and industrial loans	1,048,263	1,065,325	804,366
Consumer loans	802,171	809,034	768,463
Total loans	5,725,236	5,664,930	4,680,600
Less: Allowance for loan losses	(39,308)	(38,180)	(35,662)
Net loans	5,685,928	5,626,750	4,644,938

Premises and equipment, net	88,072	86,809	87,279
Other real estate owned	1,725	2,487	2,049
Goodwill	323,943	324,958	264,742
Other intangible assets	10,664	11,586	11,528
Cash surrender value of bank-owned life insurance	125,233	124,278	104,588
Deferred tax asset, net	42,526	42,198	28,776
Other assets	65,755	69,928	61,090
Total assets (1)	$7,831,915	$7,804,488	$6,502,031

Liabilities and stockholders’ equity
Demand deposits	$1,081,860	$1,001,777	$869,302
NOW deposits	510,807	476,351	426,108
Money market deposits	1,408,107	1,485,392	1,407,179
Savings deposits	601,761	603,596	496,344
Time deposits	1,986,600	1,940,213	1,455,746
Total deposits	5,589,135	5,507,329	4,654,679

Senior borrowings	1,174,335	1,211,813	962,576
Subordinated borrowings	89,812	89,798	89,747
Total borrowings	1,264,147	1,301,611	1,052,323

Other liabilities	91,444	113,980	85,742
Total liabilities	6,944,726	6,922,920	5,792,744

Total common stockholders’ equity	887,189	881,568	709,287
Total liabilities and stockholders’ equity	$7,831,915	$7,804,488	$6,502,031

Net shares outstanding	30,974	30,949	25,183

(1) The Company acquired Hampden Bancorp, Inc. (“Hampden”) on April 17, 2015 with total assets of $688 million and Firestone Financial (“Firestone”) on August 7, 2015 with total assets of $201 million.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-2)

LOAN ANALYSIS

			Acquired
	Dec. 31,	Sept. 30,	Hampden/	Dec. 31,	Organic Annualized Growth %
	2015	2015	Firestone	2014	Quarter ended
(in millions)	Balance	Balance	Balances	Balance	Dec. 31, 2015	Year to date

Total residential mortgages	$1,815	$1,769	$130	$1,496	10%	13%

Commercial real estate	2,060	2,021	240	1,612	8	13
Commercial and industrial loans	1,048	1,066	233	804	(7)	1
Total commercial loans	3,108	3,087	473	2,416	3	9

Home equity	361	357	35	319	5	2
Auto and other	441	452	47	450	(11)	(13)
Total consumer loans	802	809	82	769	(3)	(6)
Total loans	$5,725	$5,665	$685	$4,681	4%	8%

DEPOSIT ANALYSIS

	Dec. 31,	Sept. 30,	Acquired	Dec. 31,	Organic Annualized Growth %
	2015	2015	Hampden	2014	Quarter ended
(in millions)	Balance	Balance	Balance	Balance	Dec. 31, 2015	Year to date
Demand	$1,082	$1,002	$97	$869	32%	13%
NOW	511	476	51	426	29	8
Money market	1,408	1,485	62	1,407	(21)	(4)
Savings	601	604	120	497	(2)	(3)
Total non-maturity deposits	3,602	3,567	330	3,199	4	2

Total time deposits	1,987	1,940	154	1,456	10	26
Total deposits	$5,589	$5,507	$484	$4,655	6%	10%

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-3)

	Three Months Ended		Years Ended
	Dec. 31,		Dec. 31,
(In thousands, except per share data)	2015	2014	2015	2014
Interest and dividend income
Loans	$59,055	$45,706	$211,347	$174,467
Securities and other	9,369	8,310	35,683	32,575
Total interest and dividend income	68,424	54,016	247,030	207,042
Interest expense
Deposits	6,661	5,109	22,948	19,185
Borrowings	3,015	2,260	10,233	9,166
Total interest expense	9,676	7,369	33,181	28,351
Net interest income	58,748	46,647	213,849	178,691
Non-interest income
Loan related income	2,707	1,763	8,310	6,328
Mortgage banking income	641	504	4,133	2,561
Deposit related fees	6,416	6,137	25,084	24,635
Insurance commissions and fees	2,254	2,223	10,251	10,364
Wealth management fees	2,326	2,373	9,702	9,546
Total fee income	14,344	13,000	57,480	53,434
Other	(1,739)	1,200	(5,302)	2,646
Securities (losses) gains, net	(357)	—	2,110	482
Loss on termination of hedges	—	—	—	(8,792)
Total non-interest income	12,248	14,200	54,288	47,770
Total net revenue	70,996	60,847	268,137	226,461
Provision for loan losses	4,431	3,898	16,726	14,968
Non-interest expense
Compensation and benefits	25,819	20,965	97,370	81,768
Occupancy and equipment	7,308	6,655	28,486	26,905
Technology and communications	4,553	3,702	16,881	14,764
Marketing and promotion	1,012	771	3,306	2,572
Professional services	1,472	1,205	5,172	4,211
FDIC premiums and assessments	1,220	1,083	4,649	4,284
Other real estate owned and foreclosures	33	232	833	801
Amortization of intangible assets	841	996	3,563	4,812
Merger, restructuring and conversion expense (1)	1,118	1,762	17,611	8,491
Other	4,903	4,305	18,958	17,378
Total non-interest expense	48,279	41,676	196,829	165,986

Income before income taxes	18,286	15,273	54,582	45,507
Income tax expense	2,273	3,875	5,064	11,763
Net income	$16,013	$11,398	$49,518	$33,744

Earnings per share:
Basic	$0.53	$0.46	$1.74	$1.36
Diluted	$0.52	$0.46	$1.73	$1.36

Weighted average shares outstanding:
Basic	30,500	24,758	28,393	24,730
Diluted	30,694	24,912	28,564	24,854

(1) Merger, restructuring and conversion expenses include Firestone acquisition, Hampden acquisition, branch restructuring, and Q1 2014 branch acquisition related expenses.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands, except per share data)	2015	2015	2015	2015	2014
Interest and dividend income
Loans	$59,055	$56,343	$51,504	$44,445	$45,706
Securities and other	9,369	9,109	8,899	8,306	8,310
Total interest and dividend income	68,424	65,452	60,403	52,751	54,016
Interest expense
Deposits	6,661	6,046	5,292	4,949	5,109
Borrowings	3,015	2,435	2,474	2,309	2,260
Total interest expense	9,676	8,481	7,766	7,258	7,369
Net interest income	58,748	56,971	52,637	45,493	46,647
Non-interest income
Loan related income	2,707	1,537	2,783	1,283	1,763
Mortgage banking income	641	693	1,546	1,253	504
Deposit related fees	6,416	6,549	6,442	5,677	6,137
Insurance commissions and fees	2,254	2,544	2,486	2,967	2,223
Wealth management fees	2,326	2,376	2,397	2,603	2,373
Total fee income	14,344	13,699	15,654	13,783	13,000
Other	(1,739)	(1,050)	(1,258)	(1,255)	1,200
Securities gains, net	(357)	49	2,384	34	—
Loss on termination of hedges	—	—	—	—	—
Total non-interest income	12,248	12,698	16,780	12,562	14,200
Total net revenue	70,996	69,669	69,417	58,055	60,847
Provision for loan losses	4,431	4,240	4,204	3,851	3,898
Non-interest expense
Compensation and benefits	25,819	25,237	24,503	21,811	20,965
Occupancy and equipment	7,308	6,827	7,243	7,108	6,655
Technology and communications	4,553	4,645	4,090	3,593	3,702
Marketing and promotion	1,012	781	800	713	771
Professional services	1,472	1,053	1,375	1,272	1,205
FDIC premiums and assessments	1,220	1,157	1,143	1,129	1,083
Other real estate owned and foreclosures	33	298	251	251	232
Amortization of intangible assets	841	887	934	901	996
Merger, restructuring and conversion expense (1)	1,118	3,361	8,711	4,421	1,762
Other	4,903	5,132	4,975	3,949	4,305
Total non-interest expense	48,279	49,378	54,025	45,148	41,676

Income before income taxes	18,286	16,051	11,188	9,056	15,273
Income tax expense	2,273	1,350	1,144	297	3,875
Net income	$16,013	$14,701	$10,044	$8,759	$11,398

Earnings per share:
Basic	$0.53	$0.49	$0.35	$0.35	$0.46
Diluted	$0.52	$0.49	$0.35	$0.35	$0.46

Weighted average shares outstanding:
Basic	30,500	29,893	28,301	24,803	24,758
Diluted	30,694	30,069	28,461	24,955	24,912

(1) See note on Page F-3

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-5)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2015	2015	2015	2015	2014
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$3,966	$4,565	$4,234	$4,153	$3,908
Commercial real estate	4,882	5,693	9,733	13,516	12,878
Commercial and industrial loans	8,259	8,092	3,031	1,308	1,705
Consumer loans	3,768	3,386	2,991	3,032	3,214
Total non-accruing loans	20,875	21,736	19,989	22,009	21,705
Other real estate owned	1,725	2,487	674	1,444	2,049
Total non-performing assets	$22,600	$24,223	$20,663	$23,453	$23,754

Total non-accruing loans/total loans	0.36%	0.38%	0.38%	0.47%	0.46%
Total non-performing assets/total assets	0.29%	0.31%	0.27%	0.36%	0.37%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$38,180	$37,197	$36,286	$35,662	$34,966
Charged-off loans	(3,538)	(3,542)	(4,176)	(3,432)	(3,660)
Recoveries on charged-off loans	235	285	883	205	458
Net loans charged-off	(3,303)	(3,257)	(3,293)	(3,227)	(3,202)
Provision for loan losses	4,431	4,240	4,204	3,851	3,898
Balance at end of period	$39,308	$38,180	$37,197	$36,286	$35,662

Allowance for loan losses/total loans	0.69%	0.67%	0.70%	0.77%	0.76%
Allowance for loan losses/non-accruing loans	188%	176%	186%	165%	164%

NET LOAN CHARGE-OFFS
Residential mortgages	$(633)	$(354)	$(367)	$(299)	$(181)
Commercial real estate	(1,152)	(1,343)	(2,461)	(2,007)	(1,810)
Commercial and industrial loans	(1,056)	(1,098)	(124)	(375)	(540)
Home equity	(118)	(135)	(174)	(202)	(240)
Auto and other consumer	(344)	(327)	(167)	(344)	(431)
Total, net	$(3,303)	$(3,257)	$(3,293)	$(3,227)	$(3,202)

Net charge-offs (QTD annualized)/average loans	0.25%	0.26%	0.26%	0.28%	0.29%
Net charge-offs (YTD annualized)/average loans	0.25%	0.26%	0.26%	0.28%	0.29%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.34%	0.37%	0.29%	0.28%	0.42%
90+ Days delinquent and still accruing	0.09%	0.10%	0.12%	0.15%	0.10%
Total accruing delinquent loans	0.43%	0.47%	0.41%	0.43%	0.52%
Non-accruing loans	0.36%	0.38%	0.38%	0.47%	0.46%
Total delinquent and non-accruing loans	0.79%	0.85%	0.79%	0.90%	0.98%

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-6)

	At or for the Quarters Ended (1)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2015	2015	2015	2015	2014
PER SHARE DATA
Core earnings, diluted	$0.54	$0.54	$0.51	$0.50	$0.48
Net earnings, diluted	0.52	0.49	0.35	0.35	0.46
Tangible book value	17.84	17.61	17.16	17.46	17.19
Total book value	28.64	28.48	28.02	28.36	28.17
Market price at period end	29.11	27.54	28.48	27.70	26.66
Dividends	0.20	0.19	0.19	0.19	0.18

PERFORMANCE RATIOS (2)
Core return on assets	0.85%	0.86%	0.81%	0.76%	0.75%
Return on assets	0.82	0.78	0.56	0.54	0.71
Core return on equity	7.58	7.58	7.32	7.06	6.89
Core return on tangible equity	12.68	12.78	12.30	12.14	11.96
Return on equity	7.34	6.90	5.05	5.00	6.52
Net interest margin, fully taxable equivalent	3.35	3.37	3.30	3.18	3.23
Fee income/Net interest and fee income	19.62	19.38	22.92	23.25	21.79
Efficiency ratio	60.56	60.35	61.51	63.27	62.46

GROWTH
Total commercial loans, year-to-date (organic annualized)	9%	11%	11%	14%	15%
Total loans, year-to-date (organic annualized)	8	9	5	4	12
Total net revenues, year-to-date, compared to prior year	18	19	20	23	—
Core earnings per share, year-to-date	16	17	17	19	(4)
Earnings per share, year-to-date (4)	27	34	69	N/M	(18)

FINANCIAL DATA (In millions)
Total assets	$7,832	$7,804	$7,519	$6,571	$6,502
Total earning assets	7,140	7,130	6,740	5,993	5,923
Total investments	1,371	1,396	1,379	1,216	1,206
Total loans	5,725	5,665	5,285	4,729	4,681
Allowance for loan losses	39	38	37	36	36
Total intangible assets	335	337	321	275	276
Total deposits	5,589	5,507	5,322	4,720	4,655
Total stockholders’ equity	887	882	827	716	709
Total core income	16.5	16.2	14.6	12.4	12.0
Total net income	16.0	14.7	10.0	8.8	11.4

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.25%	0.26%	0.27%	0.28%	0.29%
Allowance for loan losses/total loans	0.69	0.67	0.70	0.77	0.76

CONDITION RATIOS
Stockholders’ equity to total assets	11.33%	11.30%	11.00%	10.90%	10.91%
Tangible stockholders’ equity to tangible assets (3)	7.37	7.30	7.04	7.00	6.95
Investments to total assets	17.51	17.89	18.35	18.51	18.54
Loans/deposits	102	103	99	100	101

(1) Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.

(2) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(3) Tangible assets are total assets less total intangible assets.

(4) N/M means not meaningful.

FBERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands)	2015	2015	2015	2015	2014
Assets
Loans
Residential mortgages	$1,790,334	$1,664,505	$1,562,503	$1,469,910	$1,468,271
Commercial real estate	2,034,917	1,948,753	1,889,306	1,646,638	1,611,343
Commercial and industrial loans	1,033,081	998,782	886,297	806,710	733,750
Consumer loans	807,768	813,986	821,933	765,938	782,584
Total loans (1) (5)	5,666,100	5,426,026	5,160,039	4,689,196	4,595,948
Securities (2)	1,368,505	1,353,818	1,301,918	1,176,559	1,190,182
Short-term investments and loans held for sale	51,241	51,832	72,003	55,652	54,843
Total earning assets	7,085,846	6,831,676	6,533,960	5,921,407	5,840,973
Goodwill and other intangible assets	335,440	330,084	303,780	275,732	276,645
Other assets	342,902	379,319	357,026	300,264	304,909
Total assets	$7,764,188	$7,541,079	$7,194,766	$6,497,403	$6,422,527

Liabilities and stockholders’ equity
Deposits (4)
NOW	$491,445	$475,433	$460,378	$423,474	$415,806
Money market	1,455,267	1,474,389	1,437,428	1,408,777	1,426,722
Savings	604,215	615,410	606,231	502,412	479,988
Time	1,958,394	1,795,156	1,558,350	1,419,706	1,425,865
Total interest-bearing deposits	4,509,321	4,360,388	4,062,387	3,754,369	3,748,381
Borrowings	1,256,287	1,198,455	1,287,319	1,106,541	1,053,884
Total interest-bearing liabilities	5,765,608	5,558,843	5,349,706	4,860,910	4,802,265
Non-interest-bearing demand deposits	1,033,844	1,010,613	974,160	869,780	863,795
Other liabilities	91,877	119,322	75,487	65,453	56,805
Total liabilities	6,891,329	6,688,778	6,399,353	5,796,143	5,722,865

Total stockholders’ equity	872,859	852,301	795,413	701,260	699,662

Total liabilities and stockholders’ equity	$7,764,188	$7,541,079	$7,194,766	$6,497,403	$6,422,527

Supplementary data
Total non-maturity deposits (4)	$3,584,771	$3,575,845	$3,478,197	$3,204,443	$3,186,311
Total deposits (4)	5,543,165	5,371,001	5,036,547	4,624,149	4,612,176
Fully taxable equivalent income adjustment	1,108	1,131	1,068	889	887
Total average tangible equity (3)	537,419	522,217	491,633	425,528	423,017

(1) Total loans include non-accruing loans.

(2) Average balances for securities available-for-sale are based on amortized cost.

(3) Total average tangible equity results from the subtraction of average goodwill and other intangible assets from total average stockholders’ equity.

(4) The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.

(5) The average balances of loans include the loans associated with the Tennessee branch sale presented under loans held for sale on the consolidated balance sheet.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS  (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-8)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2015	2015	2015	2015	2014
Earning assets
Loans
Residential mortgages	3.72%	3.74%	4.08%	3.94%	3.88%
Commercial real estate	4.17	4.47	4.46	4.12	4.18
Commercial and industrial loans	5.51	4.79	3.64	3.70	4.22
Consumer loans	3.30	3.29	3.24	3.23	3.35
Total loans	4.15	4.14	4.02	3.86	3.96
Securities	2.96	2.92	2.99	3.10	3.00
Short-term investments and loans held for sale	0.89	1.34	1.13	1.40	1.37
Total earning assets	3.89	3.87	3.77	3.67	3.73

Funding liabilities
Deposits
NOW	0.14	0.14	0.15	0.14	0.15
Money market	0.45	0.42	0.37	0.40	0.42
Savings	0.14	0.15	0.17	0.15	0.14
Time	0.93	0.90	0.91	0.92	0.91
Total interest-bearing deposits	0.59	0.55	0.52	0.53	0.54
Borrowings	0.96	0.81	0.77	0.85	0.85
Total interest-bearing liabilities	0.67	0.61	0.58	0.61	0.61

Net interest spread	3.22	3.26	3.19	3.06	3.12
Net interest margin	3.35	3.37	3.30	3.18	3.23

Cost of funds (1)	0.56	0.51	0.49	0.51	0.52
Cost of deposits (2)	0.48	0.45	0.42	0.43	0.44

(1) Cost of funds includes all deposits and borrowings.

(2) The average cost of deposits include the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-9)

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)		2015	2015	2015	2015	2014
Net income		$16,013	$14,701	$10,044	$8,759	$11,398
Adj: Net securities losses (gains)		357	(49)	(2,384)	(34)	—
Adj: Merger and acquisition expense		1,230	2,987	5,665	3,275	1,708
Adj: Restructuring expense		(112)	374	3,046	1,146	54
Adj: Income taxes		(959)	(1,862)	(1,815)	(772)	(1,114)
Total core income	(A)	$16,529	$16,151	$14,556	$12,374	$12,046

Total revenue		$70,996	$69,669	$69,417	$58,055	$60,847
Adj: Net securities losses (gains)		357	(49)	(2,384)	(34)	—
Total core revenue	(B)	$71,353	$69,620	$67,033	$58,021	$60,847

Total non-interest expense		$48,279	$49,378	$54,025	$45,148	$41,676
Less: Total non-core expense (see above)		(1,118)	(3,361)	(8,711)	(4,421)	(1,762)
Core non-interest expense	(C)	$47,161	$46,017	$45,314	$40,727	$39,914

(in millions, except per share data)
Total average assets	(D)	$7,764	$7,541	$7,195	$6,497	$6,423
Total average stockholders’ equity	(E)	873	852	795	701	700
Total average tangible stockholders’ equity	(F)	537	522	492	426	423
Total tangible stockholders’ equity, period-end (1)	(G)	553	545	507	441	433

Total common shares outstanding, period-end (thousands)	(H)	30,974	30,949	29,521	25,253	25,183
Average diluted shares outstanding (thousands)	(I)	30,694	30,069	28,461	24,955	24,912

Core earnings per share, diluted	(A/I)	$0.54	$0.54	$0.51	$0.50	$0.48
Tangible book value per share, period-end	(G/H)	$17.84	$17.61	$17.16	$17.46	$17.19

Performance ratios (2)
Core return on assets	(A/D)	0.85%	0.86%	0.81%	0.76%	0.75%
Core return on equity	(A/E)	7.58	7.58	7.32	7.06	6.89
Core return on tangible equity (3)	(A/F)	12.68	12.78	12.30	12.14	11.96
Efficiency ratio	(C-L)/(B+J+M)	60.56	60.35	61.51	63.27	62.46

Supplementary data (in thousands)
Tax benefit - tax-advantaged investments (4)	(J)	$4,029	$4,029	$4,034	$4,034	$570
Non-interest income charge - tax-advantaged investments (5)	(K)	(2,851)	(2,851)	(2,851)	(2,851)	(417)
Net income on tax-advantaged investments	(J+K)	1,178	1,178	1,183	1,183	153
Intangible amortization	(L)	841	887	934	901	996
Fully taxable equivalent income adjustment	(M)	1,108	1,131	1,068	889	887

(1) Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.

(2) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(3) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(4) The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.

(5) The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-10)

		At or for the Years Ended
		Dec. 31,	Dec. 31
(Dollars in thousands)		2015	2014
Net income		$49,518	$33,744
Adj: Net securities (gains)		(2,110)	(482)
Adj: Loss on termination of hedges		—	8,792
Adj: Merger and acquisition expenses		13,157	5,397
Adj: Restructuring and conversion expense		4,454	3,095
Adj: Out-of-period adjustment (1)		—	1,381
Adj: Income taxes		(5,409)	(7,185)
Total core income	(A)	$59,610	$44,742
Total revenue		268,137	226,461
Adj: Securities (gains)		(2,110)	(482)
Adj: Loss on termination of hedges		—	8,792
Adj: Out-of-period adjustment (1)		—	1,381
Total core revenue	(B)	$266,027	$236,152
Total non-interest expense		$196,830	$165,986
Less: Total non-core expense (see above)		(17,611)	(8,492)
Core non-interest expense	(C)	$179,219	$157,494

(Dollars in millions, except per share data)
Total average assets	(D)	$7,249	$6,171
Total average stockholders’ equity	(E)	805	693
Total average tangible stockholders’ equity	(F)	494	415
Total tangible stockholders’ equity, period-end (2)	(G)	553	433
Total common shares outstanding, period-end (thousands)	(H)	30,974	25,183
Average diluted shares outstanding (thousands)	(I)	28,564	24,854
Core earnings per common share, diluted	(A/I)	$2.09	$1.80
Tangible book value per common share, period-end	(G/H)	$17.84	$17.19

Performance ratios (3)
Core return on assets	(A/D)	0.82%	0.73%
Core return on equity	(A/E)	7.40	6.46
Core return on tangible equity (4)	(A/F)	12.49	11.48
Efficiency ratio	(C-L) / (B+J+M)	61.34	63.17

Supplementary data
Tax benefit - tax-advantaged investments (5)	(J)	$16,127	$2,235
Non-interest income charge - tax-advantaged investments (6)	(K)	(11,406)	(1,668)
Net income on tax-advantaged investments	(J+K)	4,721	567
Intangible amortization	(L)	3,563	4,812
Fully taxable equivalent income adjustment	(M)	4,196	3,316

GAAP return on assets		0.68%	0.55%
GAAP return on equity		6.15	4.87
Net interest margin		3.31	3.26

(1) The out of period adjustment shown above relates to interest income earned on loans acquired in bank acquisitions.

(2) Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.

(3) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(4) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5) The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy.

(6) The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.